Thor Appoints Wilson Jones To Board Of Directors

ELKHART, Ind., July 7, 2014 /PRNewswire/ -- Thor Industries, Inc. (NYSE: THO) today announced the appointment of specialty vehicle industry veteran Wilson R. Jones to serve on its Board of Directors as a Class A Director, effective August 1, 2014. The addition brings the total size of Thor's Board to nine members.

"We are pleased to welcome Wilson Jones to our Board of Directors and we look forward to the valuable experience and perspective he will share with our management team," said Peter B. Orthwein, Thor Executive Chairman. "Wilson has spent much of his nearly four-decade career involved in specialty vehicles, most recently as President and Chief Operating Officer of Oshkosh Corporation. His history of successfully developing new products focused on customer needs, managing cyclical businesses and implementing operational discipline should prove helpful to Thor's Board and management team."

Wilson Jones currently serves as President and Chief Operating Officer of Oshkosh Corporation, a leading designer, manufacturer and marketer of specialty access equipment as well as commercial, fire and emergency vehicles. In his role, Jones leads and directs all aspects of Oshkosh's Access Equipment, Fire & Emergency and Commercial segments, along with the company's Asian operations. Prior to Oshkosh, Jones served in a variety of sales and marketing roles at a number of specialty vehicle manufacturers including Akron Brass Company, fire truck manufacturer Emergency One, Inc., ambulance maker Wheeled Coach and school bus producer Bluebird Body Company. Jones holds a bachelor's degree in Business Administration from the University of North Texas.

"Throughout my career I have been involved in the production, sales and marketing of a broad variety of specialty vehicles and I am looking forward to leveraging that experience to the recreational vehicle industry at Thor," said Wilson Jones. "As a member of Thor's Board, I am eager to share my experience and contribute to Thor as it implements its strategic vision and plans its future."

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent one of the world's largest manufacturers of recreational vehicles.

This release includes certain statements that are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward looking statements involve uncertainties and risks. There can be no assurance that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the costs of compliance with increased governmental regulation, legal issues, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations, restrictive lending practices, recent management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the integration of new acquisitions, the impact of the divestiture of the Company's bus businesses, asset impairment charges, cost structure changes, competition, general economic, market and political conditions and the other risks and uncertainties discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2013 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended April 30, 2014. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jeffery A. Tryka, CFA, Director of Corporate Development and Investor Relations, (574) 970-7912, jtryka@thorindustries.com